Exhibit 23.2

Consent of Independent Registered Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-123610) pertaining to the Symmetry Medical Inc. 2004 Employee Stock Purchase Plan of our report dated March 7, 2007, with respect to the financial statements and schedules the Symmetry Medical Inc. 2004 Employee Stock Purchase Plan included in the Annual Report on Form 10-K, for the year ended December 30, 2006.

/s/ BKD, LLP

Fort Wayne, Indiana
March 7, 2007